UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: January 8, 2016
Date of earliest event reported: January 5, 2016

INTL FCStone Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-23554	59-2921318
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Id. No.)
708 Third Avenue, Suite 1500, New York, New York		10017
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:  (212) 485-3500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
______________________________________________________________________________

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
On January 5, 2016, INTL FCStone Financial Inc. ("INTL FCStone Financial"), a direct wholly-owned subsidiary of INTL FCStone Inc., entered into an Amendment to Secured Clearance Advance Facility Agreement with JPMorgan Chase Bank, N.A., pursuant to which at the request of INTL FCStone Financial the amount available under the facility was decreased from $35 million to $25 million and the termination date was extended from January 4, 2016 to June 30, 2016. The facility will continue to be used in support of INTL FCStone Financial's activities and is secured by certain of INTL FCStone Financial's assets.
The description in this report of the Amendment to Secured Clearance Advance Facility Agreement (the "Amendment") does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment. A copy of the Amendment is attached to this report as Exhibit 10.1 and is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth above in Item 1.01 regarding the Amendment is hereby incorporated into Item 2.03(a) by reference.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.
The following exhibits are filed herewith:

Exhibit No.	Description of Document
10.1	Amendment to Secured Clearance Advance Facility Agreement entered into as of January 5, 2016, by and between INTL FCStone Financial Inc. as Customer and JPMorgan Chase Bank, N.A.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 8, 2016	INTL FCStone Inc. By: /s/ Brian T. Sephton________________________ Brian T. Sephton, its Chief Legal & Governance Officer

Exhibit Index

Exhibit No.	Description of Document
10.1	Amendment to Secured Clearance Advance Facility Agreement entered into as of January 5, 2016, by and between INTL FCStone Financial Inc. as Customer and JPMorgan Chase Bank, N.A.